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                                                               EXHIBIT 12.1

                The Pep Boys - Manny, Moe & Jack and subsidiaries
                       Ratio of Earnings to Fixed Charges

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                                              52 weeks ended                 52 weeks ended                     52 weeks ended
(in thousands, except ratios)                 January 31, 1998               January 30, 1999                   January 29, 2000
                                              ----------------               ----------------                   ----------------

Calculation of Earnings:

    Earnings before income taxes and
        cummulative effect of changes in
        accounting principle...............          $75,456                           $7,284                            $44,967
    Fixed charges..........................           57,885                           69,002                             72,618
    Capitalized interest...................           (1,861)                          (1,020)                            (1,098)
                                              ---------------                -----------------                  ----------------
(a) Total Earnings.........................         $131,480                          $75,266                           $116,487

Calculation of Fixed Charges:

     Interest..............................          $39,656                          $48,930                            $51,557
     Interest factor in rental expense.....           16,368                           19,052                             19,963
     Capitalized interest..................            1,861                            1,020                              1,098
                                              ---------------                -----------------                  ----------------
(b) Total Fixed Charges....................          $57,885                          $69,002                            $72,618
                                              ---------------                -----------------                  ----------------
(c) Ratio of Earnings to Fixed
         Charges (a/b).....................              2.3                              1.1                                1.6
                                              ---------------                -----------------                  ----------------


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                                                      53 weeks ended                   52 weeks ended               26 weeks ended
(in thousands, except ratios)                         February 3, 2001                 February 2, 2002             August 3, 2002
                                                      ----------------                 ----------------             --------------

Calculation of Earnings:

    Earnings before income taxes and
        cummulative effect of changes in
        accounting principle...................              ($83,669)                          $56,404                    $48,012
    Fixed charges..............................                79,440                            72,814                     34,565
    Capitalized interest.......................                  (489)                               (1)                       (28)
                                                      ---------------                    --------------              -------------
(a) Total Earnings.............................               ($4,718)                         $129,217                    $82,549

Calculation of Fixed Charges:

     Interest..................................               $57,882                           $51,335                     $24,201
     Interest factor in rental expense.........                21,069                            21,478                      10,336
     Capitalized interest......................                   489                                 1                          28
                                                      ---------------                    --------------              --------------
(b) Total Fixed Charges........................               $79,440                           $72,814                     $34,565
                                                      ---------------                    --------------              --------------
(c) Ratio of Earnings to Fixed
         Charges (a/b).........................                  (0.1)                              1.8                         2.4
                                                      ---------------                    --------------              --------------
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